UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Haymaker Acquisition Corp. III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS OF HAYMAKER ACQUISITION CORP. III

TO BE HELD ON MAY 24, 2022

On May 5, 2022, Haymaker Acquisition Corp. III (“Haymaker” or the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Business Combination Agreement, dated as of December 13, 2021 (as amended, the “Business Combination Agreement”), by and among the Company, Haymaker Sponsor III LLC, BioTE Holdings, LLC, a Nevada limited liability company (“Biote”), BioTE Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the member’s representative (the transactions contemplated by the Business Combination Agreement, the “Business Combination”). The Company is filing this supplement on May 20, 2022 to update information in the Proxy Statement related to management after the Business Combination and Biote’s related party transactions.

Supplement to Proxy Statement

The following supplemental disclosures should be reviewed in conjunction with the disclosures in the Proxy Statement, which should be carefully read in its entirety. Any defined terms used, but not defined herein, have the meanings set forth in the Proxy Statement.

The below supplemental disclosure is added following the last paragraph on page 285 of the Proxy Statement under the heading “Management After the Business Combination—Executive Officers”:

Jade Beutler, Head of Nutraceuticals. Mr. Beutler has served as the Head of Nutraceuticals since May 2022. Prior to joining Biote, Mr. Beutler served as the founder and principle of Pure Performance from December 2019 to May 2022, the chief executive officer and co-founder of Emerald Health Bioceuticals from March 2017 to February 2020, the co-founder and principle of SOTRU Fermented Superfoods from February 2015 to January 2017 and the chief operating officer of Amen Clinics from December 2013 to January 2015. Mr. Beutler graduated from California College for Health Sciences with a Bachelors Degree in Respiratory Therapy.

The below supplemental disclosure is added to the bottom of the table on page 286 of the Proxy Statement under the heading “Management and Board of Directors”:

Jade Beutler                     59                 Head of Nutraceuticals

The below supplemental disclosure follows the third paragraph on page 323 of the Proxy Statement under the heading “Certain Relationships and Related Transactions—Biote’s Related Party Transactions—Employment Relationships”:

Founder Advisory Agreement

On May 18, 2022, Biote Medical and Gary S. Donovitz, MD, the founder of BioTE Medical (the “Founder Advisor”), entered into a Founder Advisory Agreement, effective as of, and contingent upon, the Closing (the “Founder Advisory Agreement”). Pursuant to the Founder Advisory Agreement, the Founder Advisor will transition from an officer and manager of Biote Medical into the role of Founder Advisor and Senior Advisor (as defined in the Founder Advisory Agreement) as of the Closing. Pursuant to the Founder Advisory Agreement, Founder Advisor will provide strategic advisory services to Biote Medical for a period of four years, unless terminated earlier pursuant to the terms of the Founder Advisory Agreement, and will receive an annual fee equal to $300,000 per year, continued coverage under Biote Medical’s employee benefits and reimbursement for reasonable business expenses.

Independent Contractor Agreement

On May 18, 2022, Biote Medical entered into an Independent Contractor Agreement with Lani D. Consulting, a company affiliated with Lani Hammonds Donovitz, the wife of Gary S. Donovitz, MD, Biote’s founder and one of our five percent or greater shareholders (the “New Independent Contractor Agreement”). Immediately upon the Closing, the New Independent Contractor Agreement will replace the Independent Contractor Agreement, dated as of May 3, 2021, between Lani D. Consulting and Biote Medical. Pursuant to the New Independent Contractor Agreement, Lani D. Consulting will provide certain services to Biote Medical for a period of four years, unless terminated earlier pursuant to the terms of the New Independent Contractor Agreement, and will receive an annual fee equal to $250,000 per year and reimbursement for reasonable business expenses.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, Haymaker has filed a definitive proxy statement with the SEC. Haymaker’s stockholders and other interested persons are advised to read the definitive proxy statement and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Biote, Haymaker and the proposed business combination. The definitive proxy statement and other relevant materials for the proposed Business Combination were mailed to stockholders of Haymaker as of the record date for stockholders to vote at a special meeting in lieu of the 2022 annual meeting of stockholders. Stockholders of the Company may obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a written request to: Haymaker Acquisition Corp. III, 501 Madison Avenue, 5th Floor, New York, NY 10022.

Participants in the Solicitation

Haymaker and its directors and executive officers may be deemed participants in the solicitation of proxies from Haymaker’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Haymaker are contained in the Haymaker’s definitive proxy statement for the proposed Business Combination, which has been filed with the SEC and is available at www.sec.gov.

Biote and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination are included in definitive proxy statement for the proposed Business Combination.

Forward-Looking Statements

This supplement contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the proposed Business Combination between Haymaker and Biote, the benefits of the transaction, the anticipated timing of the transaction, the services and markets of Biote, our expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate”, “believe”, “expect”, “may”, “could”, “will”, “potential”, “intend”, “estimate”, “should”, “plan”, “predict”, or the negative or other variations of such statements, reflect our management’s current beliefs and assumptions and are based on the information currently available to our management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Haymaker’s securities; (ii) the risk that the transaction may not be completed by Haymaker’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Haymaker; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the Business Combination Agreement by the stockholders of Haymaker, the satisfaction of the minimum cash amount following any redemptions by Haymaker’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (vi) the effect of the announcement or pendency of the transaction on Biote’s business relationships, operating results and business generally; (vii) risks that the proposed transaction disrupts current plans and operations of Biote; (viii) the outcome of any legal proceedings that may be instituted against Biote or Haymaker related to the Business Combination Agreement or the proposed transaction; (ix) the ability to maintain the listing of Haymaker’s securities on a national securities exchange; (x) changes in the competitive industries in which Biote operates, variations in operating performance across competitors, changes in laws and regulations affecting Biote’s business and changes in the combined capital structure; (xi) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xii) the risk of downturns in the market and Biote’s industry including, but not limited to, as a result of the COVID-19 pandemic; (xiii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xiv) the inability to complete the Truist debt financing; and (xv) risks and uncertainties related to Biote’s business, including, but not limited to, those related to regulation, its supply chain, its executive influence, its limited operating history, highly competitive markets and competition, data privacy and cybersecurity, its ability to grow, its financial condition and potential dilution, its forecasts, expansion, intellectual property, current or future litigation, capital requirements and the need for additional capital, physician training, relationships with physicians, its key employees and qualified personnel, third-party manufacturers, regulatory scrutiny of the pharmacy compounding industry, health care fraud and abuse, HIPAA, and its nutraceutical business. The foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the proxy statement and other documents filed by Haymaker from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and neither Biote nor Haymaker assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Neither Haymaker nor Biote gives any assurance that either Haymaker or Biote, or the combined company, will achieve its expectations.